EXHIBIT 5.1


                          WILMER, CUTLER & PICKERING
                                 [LETTERHEAD]


                                January 29, 1999


FTI Consulting, Inc.
2021 Research Drive
Annapolis, Maryland 21401


     Re:  FTI Consulting, Inc.

Ladies and Gentlemen:

     We have acted as counsel to FTI Consulting, Inc., a Maryland corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about January 29, 1999 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 16,800 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company granted to outside directors of the Company pursuant to written agreements with those directors. For the purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that (a) the Shares have been lawfully and duly authorized; and (b) such Shares will be validly issued, fully paid and nonassessable upon payment of the exercise price established pursuant to the written agreements between the Company and the grantees.

     We are members of the bar of the District of Columbia and the State of Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the general corporation law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.



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FTI Consulting, Inc.
January 29, 1999
Page 2


     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared for your use in connection with the filing of the Registration Statement on or about January 29, 1999, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Sincerely,

                                        WILMER, CUTLER & PICKERING

                                        By: /s/ JOHN B. WATKINS
                                           ------------------------------------
                                            John B. Watkins, a partner